Exhibit 99.2

TruPet LLC
Unaudited Interim Condensed Consolidated Financial Statements
For the three months ended March 31, 2019 and March 31, 2018

TRUPET LLC
Balance Sheets
As of March 31, 2019 and December 31, 2018

	As of March 31,	As of December 31,
Assets	2019	2018
Current Assets
Cash and cash equivalents	$1,821,741	$3,946,261
Accounts receivable, net	163,959	275,560
Inventories, net	1,324,236	1,556,946
Prepaid expenses and other current assets	175,719	269,073

Total Current Assets	3,485,654	6,047,840

Property and equipment, net	67,095	71,295
Other Assets	-	27,559
Total Assets	$3,552,750	$6,146,694

Liabilities and Stockholders' Equity

Current Liabilities
Line of credit	$4,600,000	$4,600,000
Long-term debt, current portion	1,600,000	1,600,000
Accounts payable & accrued liabilities	1,611,578	1,009,308
Deferred revenue	136,554	65,965
Other current liabilities	1,008,200	1,898,759

Total Current Liabilities	8,956,332	9,174,032

Deferred rent	15,016	15,016

Total Liabilities	8,971,346	9,189,048

Members' Deficit
Common units, no par value	8,954,805	8,913,647
Series A Preferred Units, no par value	4,818,000	4,668,000
Units to be issued	242,400	74,107
Accumulated deficit	(19,433,803)	(16,698,108)

Total Members' deficit	(5,418,598)	(3,042,354)

Total Liabilities and Members' Deficit	$3,552,750	$6,146,694

TRUPET LLC
Statements of Loss and Comprehensive Loss
For the three months ended March 31, 2019 and 2018

	Three Months Ended March 31,	Three Months Ended March 31,
	2019	2018
Net Sales	$3,598,357	$3,246,545

Cost of Goods Sold	1,661,817	2,057,757

Gross Profit	1,936,541	1,188,788

Selling, General and Administrative Expenses	4,610,861	2,820,829

Gain (Loss) from Operations	(2,674,321)	(1,632,041)

Other Income (Expense)
Interest expense	(61,375)	(23,261)

Net Income (Loss)	$(2,735,696)	$(1,655,302)

Weighted Average Shares Outstanding	10,551,342	10,396,808
Earnings Per Share (Basic & Diluted)	$(0.26)	$(0.16)

TRUPET LLC
Statements of Cash Flows
For the three months ended March 31, 2019 and 2018

	March 31,	March 31,
	2019	2018

Cash Flows from Operating Activities

Net loss	$(2,735,696)	$(1,655,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,241	2,971
Unit-based compensation expense
Change in operating assets and liabilities:
Accounts receivable	138,101	(60,235)
Inventories	85,244	472,225
Prepaid expenses and other assets	451,331	230,611
Accounts payable	436,400	65,101
Accrued liabilities	(724,732)	77,968
Deferred revenue	70,591	35,436

Net cash used in operating activities	(2,274,520)	(831,225)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from shares issued pursuant to private placement, net	150,000	-
Proceeds from loan	-	897,600

Net cash provided by financing activities	150,000	897,600

Net Increase (Decrease) in Cash	(2,124,520)	66,375

Cash, Beginning of Period	3,946,261	157,138

Cash, End of Period	$1,821,741	$223,513

TRUPET LLC
Statements of Changes in Members' Deficit
For the three months ended March 31, 2019 and 2018

	Common Units		Series A Preferred Units
	Number	Amount	Number	Amount	Shares to be issued	Deficit	Total Equity

Balance as at January 1, 2017	5,208,354	$1,471,000	-	-	-	$(5,300,252)	$(3,829,252)
Shares issued pursuant to private placement	4,796,457	6,169,650	-	-	-	-	6,169,650
Shares issued pursuant to services provided	391,997	916,293	-	-	-	-	916,293
Net loss for the period						(5,371,838)	(5,371,838)
Balance as at December 31, 2017	10,396,808	8,556,943	-	-	-	(10,672,090)	(2,115,147)

Net loss for the period	-	-	-	-	-	(1,655,302)	(1,655,302)
Balance as at March 31, 2018	10,396,808	$8,556,943	-	-	-	$(12,327,392)	$(3,770,449)

	Common Units		Series A Preferred Units
	Number	Amount	Number	Amount	Shares to be issued	Deficit	Total Equity

Balance as at January 1, 2017	5,208,354	$1,471,000	-	-	-	$(5,300,252)	$(3,829,252)
Shares issued pursuant to private placement	4,796,457	6,169,650	-	-	-	-	6,169,650
Shares issued pursuant to services provided	391,997	916,293	-	-	-	-	916,293
Net loss for the period						(5,371,838)	(5,371,838)
Balance as at December 31, 2017	10,396,808	8,556,943	-	-	-	(10,672,090)	(2,115,147)

Shares issued pursuant to private placement	-	-	2,162,536	4,668,000	-	-	4,668,000
Shares issued pursuant to services provided	148,627	356,704	-	-	74,107	-	430,811
Net loss for the period	-	-	-	-	-	(6,026,017)	(6,026,017)
Balance as at December 31, 2018	10,545,435	8,913,647	2,162,536	4,668,000	74,107	(16,698,107)	(3,042,353)

Balance as at March 31, 2019
Shares issued pursuant to private placement	-	-	62,500	150,000	-	-	150,000
Shares issued pursuant to services provided	17,149	41,158	-	-	168,293		209,451
Net loss for the period						(2,735,696)	(2,735,696)
	10,545,435	$8,954,805	2,225,036	4,818,000	242,400	$(19,433,803)	$(5,418,598)

Note 1 - Nature of Operations and Going Concern:

Nature of Operations

TruPet LLC (the Company), is a Delaware company, originally formed as an Ohio limited liability company on August 2, 2013. On December 20, 2018, the Company was converted to a Delaware limited liability company. The Company manufactures and markets freeze dry raw diet meals, treats, and supplements for dogs and cats in fulfillment of and to help pet owners understand the benefits of feeding a species an appropriate diet. The Company’s products are distributed throughout the United States online as well as pet specialty retail stores.

On December 17, 2018, Better Choice Company, Inc. (“Better Choice”) made a $2,200,000 investment in TruPet LLC.  On February 2, 2019 and February 29, 2019, respectively, Better Choice entered into definitive agreements to acquire the remainder of TruPet LLC and all of the outstanding shares of Bona Vida, Inc. (“Bona Vida”), an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space.  The merger transaction closed on May 6, 2019.  For accounting and reporting purposes, TruPet is considered the accounting acquirer of Better Choice and Bona Vida (see Note 9 – Subsequent Events).

Going Concern

The financial statements have been prepared on a going concern basis. In making this assessment, management conducted a comprehensive review of the Company’s affairs including, but not limited to:

•	The Company’s financial position for the periods ended March 31, 2019;
•	Significant events and transactions the Company has entered into, including and through the date the financial statements were available to be issued;
•	Sales and profitability forecasts for the Company for the next financial year; and

To address the future additional funding requirements members have undertaken the following initiatives:

•	To continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments;
•	Continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources; and

The members are confident that they will be able to meet its minimum expenditure commitments and support its planned level of overhead expenditures. Additionally, as a result of the completion of the merger, $6.2 million of TruPet’s liabilities have been extinguished (see Note 4 - Line of Credit and Note 9 - Subsequent Events). Therefore, it is appropriate to prepare the financial statements on the going concern basis.

Note 2 - Summary of Significant Accounting Policies:

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on December 31, 2018. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Note 3 - Inventories:

Inventories reflected on the accompanying balance sheets are summarized as follows:

	March 31, 2019	December 31, 2018
Food, treats and supplements	$1,252,213	$1,301,274
Other products and accessories	0	191,292
Inventory packaging and supplies	140,895	132,681
	1,393,108	1,625,247
Inventory reserve	(68,872)	(68,301)
	$1,324,236	$1,556,946

Note 4 - Line of Credit:

The Company, along with the majority owners serving as co-borrowers, had a $2,000,000 line of credit executed in May 2017. Through various amendments, the maximum borrowings under the line increased to $4,600,000 with a maturity of May 2019. Borrowings bear interest at the Libor rate plus 3% (5.5% and 5.3% at March 31, 2019 and December 31, 2018, respectively). At March 31, 2019 and December 31, 2018, outstanding borrowings amounted to $4,600,000.

On May 6, 2019, the line of credit balance of $4,600,000 was extinguished (see Note 9 - Subsequent Events).

Note 5 - Other Liabilities:

Under the terms of a Business Cash Advance Agreement, the Company sold $2,005,794 of future receivables for proceeds of $1,879,794 in 2018. Future receivables are defined as all future payments made by cash, check, ACH, direct or pre-authorized debit, wire transfer, credit card, debit card, charge card or other form of payment related to the business of the Company. The creditor has the right to decline to purchase any future receivables and/or adjust the amount of the advance. In the event of a sale, disposition, assignment, transfer or otherwise of all or substantially all of the business assets, the creditor’s consent is required or repayment in full of the amount of future receivables remaining.  As of March 31, 2019, the balance of $1,008,200 remained outstanding.

Note 6 - Long-term Debt:

At December 31, 2018 and March 31, 2019, outstanding borrowings amounted to $1,600,000.  This long-term debt consists of a note payable to a director of the Company bearing 26.6% and 0% interest, at December 31, 2018 and March 31, 2019, respectively, unsecured, with principal and interest due within 30 days to the Company being sold. This debt was classified as a current liability because of the likelihood of a transaction resulting in a sale of the Company at the time.

On May 6, 2019, the $1,600,000 outstanding borrowings have been extinguished (see Note 9 - Subsequent Events).

Note 7 - Operating Lease Commitments:

The Company leases its office and warehouse facilities under an agreement, which originally expired in November 2018. This agreement was modified in January 2016 for additional space leased. With this modification, the rent term was also revised and extended for an additional 72 months beginning June 2016, at a base price of $12.15 per square foot, with a 3.5% annual escalation clause and a one-time option to renew the lease for an additional 5-year term. In addition to base monthly rent, the agreement requires the Company to pay its proportionate share of real estate taxes, insurance, and common area maintenance expenses.

For the three months ended March 31, 2019 and 2018, rent expense amounted to $63,215 and $49,283, respectively.

Future minimum commitments under this agreement is as follows at March 31, 2019:

For the 12 months ending March 31,
2019	$194,081
2020	295,740
2021	295,740
2022	123,075
2023	-
$908,636

Note 8 - Material Service Agreements:

Material service agreements consummated with related parties:

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for assistance and support regarding its financial operation and capital raise efforts and can be terminated at any time by either party with a 60-day notice with an affiliate of the managing member. The agreement requires payments amounting to $21,160 every 4 weeks through December 2020. Payments related to this agreement amounted to $71,227 and $0 for the periods ended March 31, 2019 and 2018, respectively, and $48,312 for the year ended December 31, 2018.

Management Services

The Company pays an entity owned by one of its members for management services that can be terminated at any time by either party. Payments related to this arrangement amounted to approximately $0 and $10,000 for the periods ended March 31, 2019 and 2018, respectively.

Material service agreements consummated with third parties:

Financial and Accounting Personnel

The Company entered into a new agreement in December 2018 for accounting management services for a fee of $5,770 to be paid every 2 weeks.  On 12/18/18, the fees were increased to $8,370. Prior to this, the same company was performing similar services in 2018 for $2,600 every 2 weeks. Payments related to this agreement amounted to $74,710 and $0 for the periods ended March 31, 2019 and 2018, respectively.

Supply Chain and Inventory Control Management

The Company entered into an agreement with an independent contractor for supply chain and inventory control services in March 2017 for $1,100 per month. Payments related to this agreement amounted to $11,000 and $12,580 for the period ended March 31, 2019 and 2018, respectively.

Marketing Services

The Company entered into an agreement with an independent contractor for dedicated marketing measurement management in March 2018 for $2,995 per week. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $8,985 and $0 for the periods ended March 31, 2019 and 2018, respectively.

The Company entered into an agreement with an independent contractor for e-mail marketing services and related maintenance in November 2017 for $4,000 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $12,000 for each of the periods ended March 31, 2019 and 2018.

The Company entered into an agreement with an independent contractor for marketing services in March 2018 for $3,500 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $10,500 for each of the periods ended March 31, 2019 and 2018.

Note 9 - Subsequent Events:

Management has evaluated subsequent events through the date on which the financial statements were issued.

Completion of Merger

On May 6, 2019, TruPet and Bona Vida were acquired by Better Choice.  Following the completion of these acquisitions, the business conducted by Better Choice became primarily the businesses conducted by TruPet and Bona Vida, which is as an online seller of pet foods, pet nutritional products and related pet supplies and as an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space, respectively.  Based upon the guidance described in ASC 805-10-25-4 and 5, TruPet LLC was determined to be the “accounting acquirer” in this business transaction.

Under the terms of the Bona Vida Merger Agreement, Better Choice issued 18,003,273 shares of its common stock, par value $0.001 per share, to Bona Vida’s stockholders for all shares of Bona Vida’s common stock outstanding immediately prior to the Bona Vida Acquisition. Better Choice also offered to purchase each warrant held by Bona Vida warrant holders for CAD 0.75 per share, with any outstanding warrants at closing being cancelled. Under the terms of the TruPet Merger Agreement, Better Choice issued 14,079,606 shares of its Common Stock to TruPet’s members for 93.3% of the issued and outstanding membership interests of TruPet outstanding immediately prior to the TruPet Acquisition.

As of the date of the merger, the Line of Credit in the amount of $4,600,000 (see Note 4 - Line of Credit) and the current portion of Long-Term Debt in the amount of $1,600,000 (see Note 6 - Long-term Debt) have been extinguished.